SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                January 23, 2004
                               ------------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


               000-49693                                92-2115369
        (Commission File Number)                      (IRS Employer
                                                    Identification No.)


   975 El Camino Real, South San Francisco, California       94080
       (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800

Item 5. Other Events and Regulation FD Disclosure

        On January 23, 2004, the Board of Directors of the registrant authorized an extension of the FNB Bancorp stock repurchase program previously adopted on July 25, 2003. As of December 31, 2003, a total of 42,660 shares, or approximately 1.69% of the shares outstanding on that date (adjusted for the stock dividend paid by the registrant on December 15, 2003, to shareholders of record on November 28, 2003), had been repurchased pursuant to the program. The program (as extended) calls for the further purchase of 85,285 shares, subject to an aggregate limit of five percent (5%) of the registrant's outstanding shares of common stock. Purchases will be made by the registrant from time to time in the open market as conditions allow. All such transactions, including any block purchases, will be structured to comply with Commission Rule 10b-18 and all shares that are repurchased under this program will be retired. The Board of Directors has reserved the right to suspend, terminate, modify or cancel the program at any time for any reason. A copy of the registrant's January 28, 2004, news release, announcing the stock repurchase program extension, is attached to this report as Exhibit 99.19 and is incorporated here by reference.

Item 7.  Exhibits

         99.19 News release dated January 28, 2004, announcing an extension of the stock repurchase program.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FNB BANCORP  (Registrant)


Dated:  January 29, 2004                     By: /s/ James B. Ramsey
                                                 -------------------------------
                                                 James B. Ramsey
                                                 Senior Vice President and
                                                 Chief Financial Officer


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